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E-Filed

Colorado Secretary of State
Date and Time: 03/11/2015 12:06 PM
ID Number: 20151174083

Document number: 20151174083
Amount Paid: $50.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation for a Profit Corporation

filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name for the corporation is

Iaso Biomed, Inc.

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2. The principal office address of the corporation's initial principal office is

Street address
7315 East Peakview Ave
(Street number and name)

Centennial (City) CO (State) 80111 (ZIP/Postal Code)
(Province – if applicable) United States (Country)

Mailing address
(leave blank if same as street address)
(Street number and name or Post Office Box information)

(City) (State) (ZIP/Postal Code)
(Province – if applicable) (Country)

3. The registered agent name and registered agent address of the corporation's initial registered agent are

Name
(if an individual)
(Last) (First) (Middle) (Suffix)

or

(if an entity) HF Services, LLC
(Caution: Do not provide both an individual and an entity name.)

Street address
7315 East Peakview Avenue
(Street number and name)

Centennial (City) CO (State) 80111 (ZIP/Postal Code)

Mailing address
(leave blank if same as street address)
(Street number and name or Post Office Box information)

(City) CO (State) (ZIP/Postal Code)

(The following statement is adopted by marking the box.)

☑ The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the incorporator are

Name
(if an individual) ________ *(Last)* ________ *(First)* ________ *(Middle)* ____ *(Suffix)*

or

(if an entity) HF Services, LLC

(Caution: Do not provide both an individual and an entity name.)

Mailing address 7315 E Peakview Ave
(Street number and name or Post Office Box information)

Centennial *(City)* CO *(State)* 80111 *(ZIP/Postal Code)*

________ *(Province – if applicable)* United States. *(Country)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

○ The corporation is authorized to issue ________ common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

◉ Information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

6. *(If the following statement applies, adopt the statement by marking the box and include an attachment.)*

☑ This document contains additional information as provided by law.

7. *(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are ________________.
(mm/dd/yyyy hour:minute am/pm)

Notice:
Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are

Olson	Thomas	B	
(Last)	*(First)*	*(Middle)*	*(Suffix)*

7315 E Peakview Ave
(Street number and name or Post Office Box information)

Centennial	CO	80111
(City)	*(State)*	*(ZIP/Postal Code)*

	United States .
(Province – if applicable)	*(Country)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:
This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).

ARTICLES OF INCORPORATION
OF
IASO BIOMED, INC.

The undersigned incorporator being a natural person eighteen years of age or older and desiring to form a corporation under the laws of the State of Colorado, does hereby sign, verify and deliver to the Secretary of State of the State of Colorado these Articles of Incorporation.

Article I
Name

The name of the Corporation is: Iaso Biomed, Inc.

Article II
Authorized Capital

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 110,000,000 of which 100,000,000 shares shall be Common Stock having a par value of $.0001 per share and 10,000,000 shares shall be Preferred Stock having a par value of $.0001 per share.

Common Stock. The holders of Common Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles of Incorporation.

Preferred Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

(I) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

(a) The designation and number of shares of such series.

(b) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends may be paid in cash, shares of common stock or Preferred Stock or in assets of the corporation, and whether such dividends shall be cumulative or noncumulative.

(c) Whether the shares of such series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

(d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

(e) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or for any other series of any class or classes or capital stock of the corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange.

(f) The extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise.

(g) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

(h) The rights of the holders of the shares of such series upon the dissolution of winding up of, or upon the distribution of assets of, the corporation.

(II) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

The capital stock of the Corporation, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

Any capital stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock, when issued, shall be fully paid and non-assessable.

Article III
Offices

The street address of the initial registered office of the Corporation is 7315 East Peakview Avenue, Centennial, Colorado 80111, and name of the initial registered agent at that address is HF Services, LLC. The written consent of the initial registered agent to the appointment as such is stated below.

The address of the Corporation's initial principal office is 7315 East Peakview Avenue, Centennial, Colorado 80111.

Article IV
Incorporator

The name and address of the incorporator is HF Services, LLC, 7315 East Peakview Avenue, Centennial, Colorado 80111.

Article V
Purposes

The purposes for which the Corporation is organized are as follows:

1. To engage in all lawful business; and

2. To have, enjoy and exercise all of the rights, powers and privileges conferred upon corporations incorporated pursuant to Colorado law, whether now or hereafter in effect and whether or not herein specifically mentioned.

The foregoing enumeration of purposes and powers shall not limit or restrict in any manner the transaction of other business, the pursuit of other purposes, or the exercise of other and further rights and powers that may now or hereafter be permitted or provided by law.

Article VI
Quorum for Shareholders' Meetings

At all meetings of shareholders, one-third of the outstanding shares entered to vote at such meeting, representing in person or by proxy, shall constitute a quorum at any meeting of shareholders.

Article VII
Board of Directors

The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors.

The initial Board of Directors of the Corporation shall consist of one director and the name and address of the person who shall serve as director until the first meeting of shareholders at which directors are elected or until his successor is elected and shall qualify is:

Name	Address
Dick Schell	7315 East Peakview Ave Centennial, CO 80111

Vassilios Papadopoulos	7315 East Peakview Ave Centennial, CO 80111
Costas Karatzas	7315 East Peakview Ave Centennial, CO 80111

The number of directors shall be fixed in accordance with the bylaws.

The directors shall be elected at each annual meeting of the shareholders, provided that vacancies may be filled by election by the remaining directors, though less than a quorum, or by the shareholders at a special meeting called for that purpose. Despite the expiration of his or her term, a director continues to serve until his or her successor is elected and qualifies.

Article VIII
Cumulative Voting

Cumulative voting shall not be permitted in the election of directors.

Article IX
Limitation on Director Liability

A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article IX shall not adversely affect any right or protection of a director of the Corporation under this Article IX, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article IX, prior to such repeal or modification.

Article X
Indemnification

The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer,

partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

Article XI
Corporate Opportunities

The officers, directors and other members of management of this Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by the Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself or herself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by this Corporation. This provision shall not be construed to release any employee of the Corporation (other than an officer, director or member of management) from any duties which he may have to the Corporation.

Article XII
Effective Date

The existence of the Corporation shall begin upon the filing of these Articles of Incorporation.

Article XIII
Delivery

The name and mailing address of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, is Thomas B. Olson, 7315 East Peakview Ave, Centennial, Colorado 80111.